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EXHIBIT 21. Subsidiaries of Registrant (2)

                                                            Percentage of Voting
                                                            Securities of Sub-
                                                            sidiaries Owned by
                                 Place of                   Registrant as of
Name (1)                       Incorporation                December 31, 2000

B-R Holdings, Inc.               Virginia                         100%

Charles Burton Builder, Inc.     Maryland                         100%

Ft. Hill Manager, Inc.           Virginia                         100%

Investment Company of
B & R, Inc.                      Delaware                         100%

Sudley Corporation               Virginia                         100%

Town Center                      District of
Management Corp.                 Columbia                         100%

WMC Management Co., Inc.         District of
                                 Columbia                         100%

(1) The names of certain subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they do not constitute a significant subsidiary.

(2) Included in the consolidated financial statements as significant subsidiaries.